Exhibit 4.2
FIFTH SUPPLEMENTAL INDENTURE
     This Fifth Supplemental Indenture, dated as of September 30, 2006 (this “Fifth Supplemental Indenture”), is entered into by and among (i) R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), as Issuer; (ii) Reynolds American Inc., a North Carolina corporation (“RAI”), R. J. Reynolds Tobacco Company, a North Carolina corporation (“RJRT”), RJR Acquisition Corp., a Delaware corporation (“RJRA”), GMB, Inc., a North Carolina corporation (“GMB”), FHS, Inc., a Delaware corporation (“FHS”), R. J. Reynolds Tobacco Co., a Delaware corporation (“RJR Tobacco”), RJR Packaging, LLC, a Delaware limited liability company (“RJR Packaging”), and R. J. Reynolds Global Products, Inc., a Delaware corporation (“GPI”), each as a Guarantor; and (iii) The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, RAI, RJRT, RJRA, GMB, FHS, RJR Tobacco (collectively, the “Existing Guarantors”), RJR and the Trustee have heretofore executed and delivered an Indenture, dated as of May 20, 2002, as supplemented (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance thereunder from time to time of RJR’s unsecured debentures, notes or other evidences of its indebtedness to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture (the “Securities”);
     WHEREAS, Section 10.05 of the Indenture provides that RJR is required to cause each Subsidiary other than RJRT and RJRA (whether previously existing or created or acquired by RJR) which becomes a Bank Credit Agreement Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with each other Guarantor, the full and prompt payment of the principal of, premium, if any, and interest, on the Securities, on an unsecured and unsubordinated basis, and all other Obligations of RJR to the Trustee and the Securityholders under the Indenture, and become a party to the Indenture as a Guarantor for all purposes of the Indenture;
     WHEREAS, RJR Packaging and GPI have become Bank Credit Agreement Guarantors;
     WHEREAS, RJR Packaging and GPI have determined that it is desirable and would be a direct benefit to RJR Packaging and GPI, for each of these entities, along with RJR and the Existing Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which RJR Packaging and GPI will each unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the full and prompt payment when due of the principal of, premium, if any, and interest, on the Securities, on an unsecured and unsubordinated basis, and all other Obligations of RJR to the Trustee and the Securityholders under the Indenture, and become a party to the Indenture as a Guarantor for all purposes of the Indenture; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, RJR, the Guarantors and the Trustee are authorized or permitted to execute and deliver this Fifth Supplemental Indenture to amend the Indenture, without the consent of any Securityholder.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.
ARTICLE II
Agreement to be Bound; Guarantee
     SECTION 2.1 Agreement to be Bound. Each of RJR Packaging and GPI hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of RJR Packaging and GPI agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     SECTION 2.2 Guarantee. Each of RJR Packaging and GPI hereby fully, unconditionally and irrevocably guarantees, as a primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of all of the Obligations of RJR to the Trustee and the Securityholders under the Indenture in accordance with Article 10 of the Indenture.
ARTICLE III
Miscellaneous
     SECTION 3.1 Notices. All notices and other communications to a Guarantor or RJR shall be given as provided in the Indenture to the Guarantor or RJR, as the case may be, at its address set forth below, with a copy to RJR as provided in the Indenture for notices to RJR.
     SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 3.3 Governing Law. This Fifth Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles.
     SECTION 3.4 Severability Clause. In any case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the

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remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     SECTION 3.5 Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Fifth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 3.7 Headings. The headings of the Articles and the sections in this Fifth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of RJR, the Existing Guarantors, RJR Packaging and GPI and not of the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

Address: 401 North Main Street Winston-Salem, NC 27101	R.J. REYNOLDS TOBACCO HOLDINGS, INC.
	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	REYNOLDS AMERICAN INC.,
401 North Main Street Winston-Salem, NC 27101		as a Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

Address:	RJR ACQUISITION CORP.,
1007 N. Orange Street Suite 1702 Wilmington, DE 19801		as a Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Assistant Treasurer

Address:	R. J. REYNOLDS TOBACCO COMPANY,
401 North Main Street Winston-Salem, NC 27101		as a Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

Address:	GMB, INC.,
Jefferson Square, Suite 10 153 Jefferson Church Road King, NC 27021		as a Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Treasurer
SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

Address:	FHS, INC.,
1007 N. Orange Street Suite 1702 Wilmington, DE 19801		as a Guarantor
	By:	/s/ Kathryn A. Premo Name: Kathryn A. Premo
Title: Treasurer

Address:	R. J. REYNOLDS TOBACCO CO.,
401 North Main Street Winston-Salem, NC 27101		as a Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	RJR PACKAGING, LLC,
401 North Main Street Winston-Salem, NC 27101		as a Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	R. J. REYNOLDS GLOBAL PRODUCTS, INC.,
401 North Main Street Winston-Salem, NC 27101		as a Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Tina D. Gonzalez Name: Tina D. Gonzalez
Title: Assistant Treasurer
SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE